UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 9, 2006
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 1, 2006, James C. Gouin, currently Vice President - Controller, is appointed Vice President Finance and Strategy - International Operations. Also effective September 1, 2006, Peter J. Daniel is appointed Senior Vice President and Controller of the Company, replacing Mr. Gouin.

Mr. Daniel, age 59, has been Company Vice President and Chief Operating Officer, Asia-Pacific and Africa since November 1, 2004. Mr. Daniel's responsibilities included overseeing the Company's activities in Thailand, Malaysia, Indonesia, Philippines, Vietnam, India, Japan, Australia, New Zealand and South Africa. Previously, Mr. Daniel was Controller of The Americas from May 2004 until November 2004. From August 2003 until May 2004, Mr. Daniel serviced as Controller for the Company's North America Consumer Business Group. Prior to that assignment, Mr. Daniel had held the position of Controller, Manufacturing since November 2001. Additionally, Mr. Daniel has held several international positions in Finance, including assignments with the Company's operations in South America and Asia Pacific.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: August 9, 2006	By:	/s/Kathryn S. Lamping
Kathryn S. Lamping
Assistant Secretary